UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2016, the Board of Directors of Sunshine Bancorp, Inc. (the “Company”) adopted an amendment to Article II, Section 12(b) of the Company’s Bylaws to provide that the age limitation for directors contained therein shall not apply to any director serving in such capacity as of the date of the Company’s annual meeting of stockholders for 2015, an advisory director or to any director emeritus.  Prior to this amendment, the relevant provision stated that the age limitation did not apply to the initial directors listed in the Articles of Incorporation, an advisory director or any director emeritus.

 The foregoing summary is qualified in its entirety by reference to the complete text of the Company’s amended and restated Bylaws, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.
(a)           Financial Statements of Businesses Acquired.  Not applicable.
(b)           Pro Forma Financial Information.  Not applicable.
(c)           Shell Company Transactions.  Not applicable.
(d)           Exhibits.

Exhibit Number	Description
Exhibit 3.1	Amended and Restated Bylaws of Sunshine Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BANCORP, INC.
DATE: February 25, 2016	By:	/s/ Andrew S. Samuel
Andrew S. Samuel President and Chief Executive Officer